UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Date of report / (Date of earliest event reported)

May 8, 2006/ April 28, 2006

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

American Enterprise Development Corporation
(Name of small business issuer in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

Commission File Number:  333-73872

76-0649310

(I.R.S. Employer Identification No.)

1240 Blalock Rd., Ste. 150, Houston, Texas
(Address of principal executive offices)

77055
(Zip Code)

Issuer's telephone number (713) 266-3700

CURRENT REPORT

FORM 8-K

Item 6. Resignation of Registrant’s Directors or Officers

James W. Carroll, who is and remains a Director of the Company, notified the Company on April 28, 2006 that he would be stepping down as the Acting Principal Accounting Officer of the Company to pursue other business priorities.  The resignation was not due to any disagreement with the Company, its accounting or its audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Enterprise Development Corporation

___//s// Jonathan C. Gilchrist, President

May 8, 2006